UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
 _____________________________________________________________________________
FORM 8-K
_____________________________________________________________________________
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): July 30, 2021
_____________________________________________________________________________
Schneider National, Inc.
(Exact Name of Registrant as Specified in Charter)
_____________________________________________________________________________

Wisconsin	001-38054		39-1258315
(State of incorporation)	(Commission File Number)		(I.R.S. Employer Identification No.)
3101 South Packerland Drive	Green Bay	WI	54313
(Address of Principal Executive Offices)			(Zip Code)
(920) 592-2000
(Registrant's Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which reported
Class B common stock, no par value	SNDR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01 Entry into a Material Definitive Agreement.

On July 30, 2021, Schneider Receivables Corporation (the “Seller”), a wholly-owned subsidiary of Schneider National, Inc. (“Schneider”), entered into Amendment No. 3 (the “2021 Amendment”) to its Amended and Restated Receivables Purchase Agreement (as so amended, the “2021 Receivables Purchase Agreement”), among the Seller, as seller, Schneider, as the servicer, Wells Fargo Bank, N.A., as administrative agent and letter of credit issuer, and the purchasers party thereto, relating to the Seller’s $150 million secured accounts receivable facility. The 2021 Amendment further amends the Seller’s Amended and Restated Receivables Purchase Agreement dated as of March 31, 2011, as amended and restated on September 5, 2018 (the “Existing Receivables Purchase Agreement”). The parties to the 2021 Receivables Purchase Agreement are the Seller, as seller, Schneider, as servicer, Wells Fargo Bank, N.A., as administrative agent and letter of credit issuer, and the purchasers party thereto.

The 2021 Amendment revises the Existing Receivables Purchase Agreement, among other things, to: (i) reduce the available commitments from $200,000,000 to $150,000,000, (ii) extend the scheduled maturity date to July 30, 2024 and (iii) provide mechanics relating to a transition away from U.S. dollar LIBOR as a benchmark interest rate and the replacement of U.S. dollar LIBOR by a replacement or alternative benchmark rate. The 2021 Receivables Purchase Agreement has a scheduled maturity date of July 30, 2024, allows the Seller to borrow funds against qualifying trade receivables at rates based on one-month U.S. dollar LIBOR and provides for the issuance of standby letters of credit. The 2021 Receivables Purchase Agreement contains representations, warranties, covenants and events of default substantially similar to the Existing Receivables Purchase Agreement.

The 2021 Receivables Purchase Agreement contains various financial and other covenants, including required minimum consolidated net worth (subject to termination when the terms of other material debt of Schneider or its subsidiaries do not contain a consolidated net worth covenant), consolidated net debt, consolidated interest coverage (effective upon termination of the consolidated net worth covenant as described above) and other affirmative and negative covenants customary for facilities of this type.

The foregoing description of the 2021 Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the 2021 Amendment, which is filed as Exhibit 10.1 to this report, and is incorporated by reference herein.

In the ordinary course of their respective businesses, some or all of the parties to the 2021 Receivables Purchase Agreement (including the 2021 Amendment) and their affiliates have engaged, and may in the future engage, in commercial banking, investment banking, financial advisory or other services with the Seller, Schneider and its other subsidiaries for which they have in the past or may in the future receive customary compensation and expense reimbursement.

ITEM 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K relating to the 2021 Amendment and the 2021 Receivables Purchase Agreement is incorporated herein by reference.

ITEM 9.01 Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Description of Exhibit
10.1
Amendment No. 3 to Amended and Restated Receivables Purchase Agreement dated as of March 31, 2011, as amended as of December 17, 2013 and as further amended and restated as of September 5, 2018, among Schneider Receivables Corporation, as seller, Schneider National, Inc., as the servicer, Wells Fargo Bank, N.A., as administrative agent, and the purchasers party thereto.

104	The cover page from this Current Report on Form 8-K, formatted Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 2, 2021	SCHNEIDER NATIONAL, INC.

By:	/s/ Thomas G. Jackson
Name:	Thomas G. Jackson
Title:	Executive Vice President, General Counsel and Corporate Secretary